UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2024 (August 19, 2024)

Odyssey Semiconductor Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-234741	84-1766761
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9 Brown Road
Ithaca, NY 14850
(Address of Principal Executive Offices)

Registrant’s telephone number including area code: (607) 351-9768

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Filing of Certificate of Dissolution

As previously announced by Odyssey Semiconductor Technologies, Inc. (the “Company” or “Odyssey”) in a Current Report on Form 8-K on July 31, 2024 (the “July 31 8-K”), following the closing of sale of substantially all of its assets to Power Integration, Inc. on July 1, 2024, the Company planned to follow its plan of dissolution and initiate the process for dissolution and liquidation of the Company.

On August 15, 2024, the Company caused JR2J, LLC, an indirect subsidiary of the Company and New York limited liability company, to (i) adopt a plan of dissolution to dissolve and liquidate that subsidiary; , and (ii) to file articles of dissolution with the New York Department of State on the same date. On August 16, 2024, the Company also caused Odyssey Semiconductor, Inc., a subsidiary of the Company and Delaware corporation, to (i) adopt a plan of dissolution to dissolve and liquidate that entity; and (ii) file a certificate of dissolution with the Delaware Secretary of State on the same date.

On August 19, 2024, as previously announced, the Company filed a certificate of dissolution with the Delaware Secretary of State on the same date. The board of directors (the “Board”) also designated August 19, 2024 as the record date (the “Record Date”) for any liquidating cash distribution at the Board’s discretion after the payment of uncontested claims or obligations and determination by the court of adequate security for any contingent or unliquidated claims. Shareholders of the Company as of the Record Date are entitled to receive any such liquidating cash distribution, when and if the Board makes such declaration at a later time, when the statuary process under Sections 280 and 281(a) of the Delaware General Corporation Law (DGCL) is completed.

The Company notified its transfer agent, VStock Transfer, LLC, the Depository Trust and Clearing Corporation, and the Financial Industry Regulatory Authority of its intent to close the stock transfer book on the same date, and its plan for the dissolution as announced in the July 31 8-K.

Resignation of Directors

In connection with the filing of the certificate of dissolution by the Company, Richard Ogawa and Michael Thompson, directors of the Company, respectively notified the Company of their intent to resign their positions as directors of the Company. The respective resignations were effective on August 19, 2024.

There was no known disagreement with any of the Company’s outgoing directors on any matter relating to the Company’s operations, policies or practices.

As of August 19, 2024, Mr. John Edmunds, the Chairman and director of the Company, and Mr. Rick Brown, the CEO and director of the Company, are the only remaining members of the Company’s Board. Mr. Brown, and Mr. James Shealy, the Treasurer and Secretary, remain as executive officers of the Company.

Item 8.01. Other Events.

The information disclosed under Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01 to the extent required herein.

Pursuant to Delaware law, the Company will continue to exist for three years after the dissolution or for such longer period as the Delaware Court of Chancery shall direct, or as may be required to resolve any pending claim or litigation matters, for the purpose of prosecuting and defending suits against us and enabling us to gradually close our business, to dispose of the Company’s assets, to discharge our liabilities (including posting of any security), and to distribute any remaining assets to stockholders the company.

After the Company’s filing of the certificate of dissolution, the Company will proceed with the timeline and process for liquidation announced in the July 31 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Odyssey Semiconductor Technologies, Inc.

Date: August 26, 2024	By:	/s/Richard Brown
Name: Richard Brown
Title: Chief Executive Officer